Exhibit 10.1

WITHDRAW AND TRANSFER AGREEMENT

THIS WITHDRAW AND TRANSFER AGREEMENT (hereinafter, the “Agreement”) is made and entered into effective this fourteenth [14]th day of May, 2012 by and between: (i) SK Innovation Co. Ltd., a company existing and organized under the laws of the Republic of Korea, with a Colombian branch incorporated by means of Public Deed of 2351, dated October 9, 2008, granted in Public Notary No. 16 of the Circuit of Bogotá, represented herein by BO SEONG SEO, of legal age, domiciled in Bogota, with Foreign Citizen Number 366830 acting in his capacity as Legal Representative (hereinafter, “SK”); (ii) Petroamerica International Corp. (previously referred to as Imore, S.A.), a company existing and organized under the laws of the Republic of Panama, (continued from Panama to Barbados) with a Colombian branch incorporated by means of Public Deed 4368 of October, 20, 2009, granted in Public Notary No. 17 of the Circuit of Bogotá, represented herein by Nelson Navarrete Hernandez, of legal age, domiciled in Bogotá, with  Citizen ID Card Number 19.460.062 issued in Bogotá; Colombia, acting in his capacity as Legal Representative (hereinafter, “PIC”) (iii) DCX SAS (formerly known as Petropuli Ltda)., a company existing and organized under the laws of the Republic of Colombia, incorporated by means of Public Deed No. 899 of May 4, 1999, granted in Public Notary No. 10 of the Circuit of Bogotá, represented herein by Juan Carlos Robles, of legal age, domiciled in Bogotá D.C., with Citizen ID Card No.19.459.308 issued in Bogota, Colombia acting in his capacity as Legal Representative (hereinafter, “DCX”); and together with SK and Petroamerica, the “Parties”.

WITNESSETH:

(i)
SK and DCX (former Petropuli) submitted an offer to the Colombian National Hydrocarbons Agency (hereinafter, the “ANH”) to be awarded the Exploration and Production of Hydrocarbons Contract for the Sinu San Jacinto North Block SSJN-5 (the “SSJN-5 E&P Contract”), within the Offer Invitation Process to Contract Exploratory Blocks in the Colombia 2008 Round (the “Process”).

(ii)
ANH awarded the SSJN-5 E&P Contract to SK and DCX (former Petropuli) by Resolution No. 625 on December 5, 2008 and, in accordance with the Terms of Reference of the Process, SK and DCX (former Petropuli) entered into a Temporary Union Agreement on December 10, 2008 (the “Temporary Union Agreement”), to regulate, among other matters, the creation of a temporary union entitled “Union Temporal Bloque SSJN-5 SK-PETROPULI)” (the “SK- Petropuli Temporary Union”).

(iii)
The Temporary Union Agreement established that the SK and DCX (former Petropuli) executed a joint operating agreement (the “JOA”) to regulate, in further detail, their respective rights and obligations under the SSJN-5 E&P Contract.

(iv)
The SK-Petropuli (present DCX) Temporary Union entered into the SSJN-5 E&P Contract with the ANH on December 18, 2008, entitled “Hydrocarbon Exploration and Production Contract No. 45 of 2008”, covering a total surface of approximately two hundred and thirty thousand eight hundred and fifty four (230,854) hectares, located within the municipal jurisdictions of El Guamo, San Juan Nepomuceno, Zambrano and Córdoba in the Department of Bolívar, and Zapayán (Punta De Piedras), Chivolo, Plato, Tenerife, Nueva Granada, Santa Ana, and Santa Bárbara De Pinto in the Department of Magdalena, Republic of Colombia.

(v)
DCX (former Petropuli) was the beneficial owner of a fifty percent (50%) participating interest of the rights and obligations arising under the SSJN-5 E&P Contract, and SK is the beneficial owner of the remaining fifty percent (50%) participating interest of the rights and obligations arising under the SSJN-5 E&P Contract.

(vi)	SK and DCX (former Petropuli) entered into the JOA on March 27, 2009, effective as of December 19, 2008.
(vii)
PIC and DCX (former Petropuli) entered into a participation agreement arising from a commercial offer made by DCX (former Petropuli) and accepted by PIC on January 12, 2010, by means of which DCX (former Petropuli) granted and assigned a twenty five percent (25%) participating interest in the rights and obligations arising under the SSJN-5 E&P Contract to PIC, subject to fulfillment of the Condition Precedent by PIC.

(viii)
On May 24, 2010 PIC, DCX (former Petropuli) and SK executed the adherence agreement by which PIC adhered to the JOA and therefore in July 2010 entered Amendment No.2 of the JOA including PIC as a party.

(ix)
Pursuant to Section 75 of the SSJN-5 E&P Contract, any total or partial assignment of the interest, rights and obligations derived from said contract must be previously authorized by the ANH (the “ANH Approval”).

(x)	PIC is preparing the documentation for the application of the assignment of the twenty five (25%) participating interest to the ANH.

(xi)
By private Agreement Petrovista Energy Corp., a company existing and organized under the laws of Canada (hereinafter “Petrovista”) previous owner of DCX (former Petropuli), sold its shares of Petropuli to Deep Core Inc. and has now no participation within DCX (former Petropuli).

(xii)
Deep Core Inc. and Petrovista agreed that the participation within Block SSJN5 would not be included in the sale, and therefore DCX should have no rights or obligations related to the JOA or the E&P Contract.

(xiii)	Notwithstanding the aforesaid in numeral xii, DCX and Petrovista did not legalize the assignment of the rights in Block SSJN5 before the ANH, nor did they formally notify SK.
(xiv)	The JOA was not amended to modify the holder of the participating interest. Therefore, DCX (former Petropuli) is currently a part of the JOA and the E&P Contract and liable for all obligations.
(xv)	On March 14, 2012 SK issued the Default notice1 for the non-payment of the cash call SK-SSJN5-FIN-0012-12.
(xvi)	On March 22, 2012, the Repeat Default Period2 commenced.
(xvii)	DCX (former Petropuli) did not remedy its default within the fifteen days (15) of the Default notice.
(xviii)	Due to Petropuli´s past owner management default, SK and PIC formally required DCX (former Petropuli) to withdraw from the JOA.
(xix)
The Parties have agreed that in order to resolve the default of the previous owners of DCX (former Petropuli) (Today DCX) DCX will voluntarily withdraw from the JOA, the “SSJN-5 E&P Contract”, the “Temporary Union Agreement” and the “SK- Petropuli Temporary Union” in exchange for a release and indemnity SK and PIC in regards to all liabilities and obligations under said JOA, the SSJN-5 E&P Contract, the and the SK- Petropuli Temporary Union.

NOW THEREFORE, in consideration of the foregoing premises and of the mutual promises herein contained, the Parties hereby agree as follows:

1. Withdraw from the  JOA

As of the date of execution of this Agreement and upon the terms and conditions set forth herein; in accordance with Article 8.4. (D)(2) of the JOA, DCX (former Petropuli) withdraws from the JOA and the SSJN5 E&P Contract.

2. Liabilities and indemnities

2.1. In consideration of DCX´s withdrawal SK and PIC hereby: (i) assume any and all present and future claims, liabilities and obligations, whether know or unknown, derived or arisen from or related to, or in any way connected to the JOA, the SSJN5 E&P Contract and the Temporary Union Agreement “SK-PETROPULI Temporary Union”, and any other agreement existing  between SK and DCX, or PIC and DCX (former Petropuli), or among PIC, DCX (former Petropuli) and SK; and (ii) declare and accept that as of the date of this Agreement, DCX (former Petropuli) has no outstanding payment obligation of any kind derived or arisen from or related to, or in any way connected to the JOA, the SSJN5 E&P Contract, the Temporary Union Agreement “SK- PETROPULI Temporary Union”, and any other agreement existing between SK and DCX, or PIC and DCX (former Petropuli), or among PIC, DCX (former Petropuli)) and SK.

2.2. SK and PIC hereby; assume any and all past Claims, liabilities and obligations, whether know or unknown, that may be raised by any third party, including but not limited to the Colombian Government and/or the ANH derived or arisen from or related to, or in any way connected to the obligations of the execution of the JOA, the SSJN5 E&P Contract, the Temporary Union Agreement “SK- PETROPULI Temporary Union”, and any other agreement existing between SK and DCX, or PIC and DCX (former Petropuli), or among PIC, DCX (former Petropuli) and SK including but not limited to any environmental claims, liabilities or obligations.

(i) Notwithstanding the foregoing and solely for a period of six (6) months after the execution of this Agreement, DCX (former Petropuli) shall hold harmless, defend and indemnify SK of any Claims derived from past obligation from the agreements existing between PIC and DCX whether know or unknown, derived or arisen from or related to, or in any way connected to the JOA, the SSJN5 E&P Contract and the Temporary Union Agreement “SK-PETROPULI Temporary Union.  Thereafter, SK and PIC hereby: (i) assume any and all past Claims, liabilities and obligations as provided under 2.2 above.

(ii) Furthermore, for a period of six (6) months after the execution of this Agreement DCX (former Petropuli) shall hold harmless, defend and indemnify SK and PIC of any Claims derived from past obligations from agreements existing and/or Agreements with any third party whether know or unknown, derived or arisen from or related to, or in any way connected to the JOA, the SSJN5 E&P Contract and the Temporary Union Agreement  “SK-PETROPULI Temporary Union .

2.3.
DCX accepts that it is the sole responsible for the agreements entered into with Petrovista Energy Corp (Petropuli´s previous shareholders) and shall hold all Parties harmless and indemnify them from any claims derived from such agreements regardless of their nature.

2.4.
 PIC accepts that it is the sole responsible for the agreements entered into with DCX (former Petropuli) and shall hold SK harmless and indemnify them from any claims derived from such agreements regardless of their nature.

For purposes of this Agreement, “Claims” shall mean any claims, losses, costs, expenses, liabilities, demands, or causes of action, and cost of defense or settlement (including, without limitation, attorneys’ fees and court cost).  The releases, waivers and indemnities contained in the Agreement expressly shall apply regardless of cause.

3.	Transfer of DCX (former Petropuli) (present DCX) Participating Interest

Pursuant to Article 13.6 of JOA, DCX (former Petropuli) hereby transfers its 25% Participating Interest to PIC and SK as Follows:

PIC:    8.333%
SK:     16.667%

Therefore, the final participation after this transfer is as follows

PIC:    33.333%
SK:     66.667%

4.	Execution of Required documents

4.1. As set forth within Article 8.4.(F) of JOA, DCX (former Petropuli) (present DCX) shall execute any document and take any action required in order to make the transfer valid and obtain all required permits and approvals.

4.2. Likewise, SK and PIC agree to and shall execute any documents and take any actions that may be required in order to fully comply with the objectives, terms and conditions of this Agreement.

5. ANH Approval

5.1. The Parties agree that in accordance with the terms and conditions set forth in Section 75 of the SSJN-5 E&P Contract, it is necessary to obtain the ANH Approval to allow the initial assignment made by DCX (former Petropuli) to PIC.

Notwithstanding the above mentioned, PIC and SK hereby agree that SK will process the Assignment of DCX (former Petropuli)´s Participating interest registered before ANH (50%) on SK´S behalf and afterwards SK will transfer the 33.333% to PIC.

5.2. In any case, PIC will be liable for a participating interest of 33.333% of all obligations to the JOA and the E&P Contract.

6. Termination of the Agreement

This Agreement shall automatically terminate if any one of the following agreements is terminated prior to ANH Approval: the JOA, or/and the SSJN-5 E&P Contract.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in Bogotá D.C., Colombia, on the date hereinabove mentioned.

(i) SK INNOVATION CO. LTD.	(iii) DCX SAS (former PETROPULI Ltda).
/s/ Bo Seong Seo	/s/ Juan Carlos Robles
By: Bo Seong Seo	By: Juan Carlos Robles
Title: Legal Representative	Title: Legal Representative

(ii) PETROAMERICA INTERNATIONAL CORP.
/s/ Nelson Navarrete Hernandez
By: Nelson Navarrete Hernandez
Title: Legal Representative

1 Article 8.1.(A) Default and Notice of the JOA

2 Article 8.1 (B) Default and Notice o the JOA